SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2003

Norstan, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-8141	41-0835746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5101 Shady Oak Road Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(952) 352-4000

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-23.(A) Independent Auditors' Consent
EX-99.(A) Press Release dated February 3, 2003

Item 5. Other Events.

     Norstan, Inc. (“Norstan”; the “Company”) announced today that our independent public accountants, Deloitte & Touche LLP, have completed the audit of the Company’s fiscal 2001 and 2000 financial statements that were originally audited by Arthur Andersen LLP. The audits by Deliotte & Touche were required because the fiscal year 2001 and 2000 financial statements were restated, as required by generally accepted accounting principles, to reflect the results of the Company’s Network Services segment as discontinued operations. Deloitte & Touche LLP previously audited the Company’s 2002 financial statements and their report, dated June 7, 2002 (except for Note 6 to the financial statements, as to which the date is July 12, 2002), was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 29, 2002 and is included in this Current Report on Form 8-K.

     These financial statements, including the report of Deloitte & Touche LLP, are included in this Form 8-K. Net income (loss) and earnings (loss) per share in these financial statements are unchanged from amounts previously reported in the Company’s Annual Report on Form 10-K. The Company issued a press release to announce the completion of the audits of the recast financial statements, which is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

     The Company’s Statement of Cash Flows for the year ended April 30, 2000 as presented contains a reclassification, from the statement as previously issued, of $2.4 million in depreciation expense from continuing to discontinued operations. Such reclassification did not affect net income (loss) or earnings (loss) per share from amounts previously reported for the Company. Also, total assets, liabilities and shareholders’ equity remain unchanged in these financial statements from amounts previously reported for the Company.

     The following information is included as part of this Form 8-K:

Financial statements and supplementary data:

Reports of independent auditors
Consolidated statements of operations
Consolidated balance sheets
Consolidated statements of shareholders’ equity
Consolidated statements of cash flows
Notes to consolidated financial statements

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements:

Reports of independent auditors
Consolidated statements of operations
Consolidated balance sheets
Consolidated statements of shareholders’ equity
Consolidated statements of cash flows
Notes to consolidated financial statements

     (b)  Pro Forma Financial Statements: None

     (c)  Exhibits:

Exhibit
Number	Description

23(a)	Independent auditors’ consent

99(a)	Press release dated February 3, 2003 issued by Norstan, Inc.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Norstan, Inc.:

     We have audited the accompanying consolidated balance sheet of Norstan, Inc. (a Minnesota corporation) and Subsidiaries as of April 30, 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Norstan, Inc. and Subsidiaries as of April 30, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 7, 2002, except for Note 6 as to which the date is July 12, 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Norstan, Inc.:

     We have audited the accompanying consolidated balance sheet of Norstan, Inc. (a Minnesota corporation) and subsidiaries as of April 30, 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Norstan, Inc. and Subsidiaries as of April 30, 2001, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
December 4, 2002

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Years Ended April 30,

	2002	2001	2000

REVENUES
Communications Technology Solutions and Services	$211,568	$233,700	$262,325
Resale Services	30,402	26,250	25,971
Financial Services	5,527	9,570	8,904

Total Revenues	247,497	269,520	297,200

COST OF SALES
Communications Technology Solutions and Services	151,523	174,522	211,281
Resale Services	19,246	16,408	16,959
Financial Services	871	2,893	2,712

Total Cost of Sales	171,640	193,823	230,952

GROSS MARGIN
Communications Technology Solutions and Services	60,045	59,178	51,044
Resale Services	11,156	9,842	9,012
Financial Services	4,656	6,677	6,192

Total Gross Margin	75,857	75,697	66,248

Selling, general and administrative expenses	73,917	86,517	96,417
Restructuring charge (Note 5)	—	1,183	—

OPERATING INCOME (LOSS)	1,940	(12,003)	(30,169)
Interest expense	(4,887)	(7,988)	(6,315)
Other income (expense), net	651	(1,154)	(78)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,296)	(21,145)	(36,562)
Income tax benefit	(8,936)	—	(11,608)

INCOME (LOSS) FROM CONTINUING OPERATIONS	6,640	(21,145)	(24,954)

DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax provision of $1,311 in 2002 and benefit of $5,468 in 2000	2,140	(11,087)	(43,995)
Loss on disposal of discontinued operations, net of tax benefit of $760 in 2002	(1,240)	(4,038)	—

NET INCOME (LOSS)	$7,540	$(36,270)	$(68,949)

NET INCOME (LOSS) PER SHARE — BASIC
CONTINUING OPERATIONS	$0.55	$(1.86)	$(2.31)
DISCONTINUED OPERATIONS	0.07	(1.33)	(4.06)

NET INCOME (LOSS) PER SHARE — BASIC	$0.62	$(3.19)	$(6.37)

NET INCOME (LOSS) PER SHARE — DILUTED
CONTINUING OPERATIONS	$0.52	$(1.86)	$(2.31)
DISCONTINUED OPERATIONS	0.07	(1.33)	(4.06)

NET INCOME (LOSS) PER SHARE — DILUTED	$0.59	$(3.19)	$(6.37)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	12,149	11,373	10,818

DILUTED	12,823	11,373	10,818

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	As of April 30,

	2002	2001

ASSETS
CURRENT ASSETS
Cash	$1,936	$2,106
Accounts receivable, net of allowances for doubtful accounts of $1,228 and $2,821	29,898	36,028
Lease receivables	13,404	25,292
Inventories	4,312	6,197
Costs and estimated earnings in excess of billings of $6,041 and $4,583	4,772	8,231
Income taxes receivable	7,761	—
Prepaid expenses, deposits and other	6,753	5,594
Net current assets of discontinued operations	2,985	—

Total Current Assets	71,821	83,448

Property and equipment	85,210	94,635
Less — accumulated depreciation and amortization	(64,058)	(65,892)

Net Property and Equipment	21,152	28,743

OTHER ASSETS
Goodwill, net of accumulated amortization of $6,369 and $6,380	3,883	3,896
Lease receivables, net of current portion	11,947	30,635
Deferred income taxes	12,592	12,039
Net non-current assets of discontinued operations	1,097	8,460
Other	73	406

Total Other Assets	29,592	55,436

TOTAL ASSETS	$122,565	$167,627

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$4,127	$21,015
Current maturities of discounted lease rentals	7,230	13,242
Accounts payable	15,679	28,195
Deferred revenue	21,372	22,105
Accrued liabilities:
Salaries and wages	11,933	5,587
Other liabilities	7,810	7,488
Net current liabilities of discontinued operations	—	1,882
Billings in excess of costs and estimated earnings of $27,579 and $11,812	5,663	8,276

Total Current Liabilities	73,814	107,790

LONG-TERM DEBT, net of current maturities	25,540	38,200
DISCOUNTED LEASE RENTALS, net of current maturities	6,295	13,552

COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS’ EQUITY
Common stock — $.10 par value; 40,000,000 authorized shares; 12,429,507 and 12,220,907 shares issued and outstanding	1,243	1,222
Capital in excess of par value	55,856	55,298
Accumulated deficit	(37,412)	(44,952)
Unamortized cost of stock	(674)	(1,438)
Accumulated other comprehensive income (loss)	(2,097)	(2,045)

Total Shareholders’ Equity	16,916	8,085

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$122,565	$167,627

The accompanying notes are an integral part of these consolidated balance sheets.

NORSTAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In Thousands)

		Common Stock			Retained		Accumulated
				Capital in	Earnings/	Unamortized	Other
	Comprehensive	Shares		Excess of	(Accumulated	Cost of	Comprehensive
	Income (Loss)	Outstanding	Amount	Par Value	Deficit)	Stock	Income (Loss)	Total

Balance, April 30, 1999		10,764	$1,076	$51,420	$60,264	$(1,805)	$(1,620)	$109,335
Net loss	$(68,949)	—	—	—	(68,949)	—	—	(68,949)
Stock issued for employee benefit plans		475	48	1,945	3	98	—	2,094
Related income tax benefit		—	—	155	—	—	—	155
Foreign currency translation adjustments	(146)	—	—	—	—	—	(146)	(146)

Comprehensive loss	$(69,095)

Balance, April 30, 2000		11,239	$1,124	$53,520	$(8,682)	$(1,707)	$(1,766)	$42,489
Net loss	$(36,270)	—	—	—	(36,270)	—	—	(36,270)
Stock issued for employee benefit plans		982	98	1,574	—	269	—	1,941
Related income tax cost		—	—	(119)	—	—	—	(119)
Issuance of stock warrants		—	—	323	—	—	—	323
Foreign currency translation adjustments	(279)	—	—	—	—	—	(279)	(279)

Comprehensive loss	$(36,549)

Balance, April 30, 2001		12,221	$1,222	$55,298	$(44,952)	$(1,438)	$(2,045)	$8,085
Net income	$7,540	—	—	—	7,540	—	—	7,540
Stock issued for employee benefit plans		209	21	515	—	764	—	1,300
Related income tax cost		—	—	(112)	—	—	—	(112)
Issuance of stock warrants		—	—	155	—	—	—	155
Foreign currency translation adjustments	(52)	—	—	—	—	—	(52)	(52)

Comprehensive income	$7,488

Balance, April 30, 2002		12,430	$1,243	$55,856	$(37,412)	$(674)	$(2,097)	$16,916

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Years Ended April 30,

	2002	2001	2000

OPERATING ACTIVITIES
Net income (loss) from continuing operations	$6,640	$(21,145)	$(24,954)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by continuing operating activities:
Restructuring charges	—	1,183	578
Restructuring costs paid	(1,171)	(502)	(2,029)
Depreciation and amortization	13,963	15,461	15,996
Deferred income taxes	(511)	—	(9,961)
Changes in operating items:
Accounts receivable	7,554	15,357	12,129
Inventories	1,876	6,366	3,936
Costs and estimated earnings in excess of billings	3,445	6,885	9,076
Prepaid expenses, deposits and other	(1,159)	853	(773)
Accounts payable	(12,498)	2,673	4,739
Deferred revenue	(710)	1,756	(16)
Accrued liabilities	7,448	3,584	2,134
Income taxes payable/receivable	(7,873)	3,586	1,385
Billings in excess of costs and estimated earnings	(2,605)	(7,269)	6,739

Net cash provided by continuing operating activities	14,399	28,788	18,979

INVESTING ACTIVITIES
Additions to property and equipment, net	(5,098)	(7,468)	(9,073)
Investment in lease contracts	(3,002)	(26,387)	(32,462)
Proceeds from lease contracts	25,618	37,878	27,707
Other, net	266	1,425	(434)

Net cash provided by (used for) investing activities	17,784	5,448	(14,262)

FINANCING ACTIVITIES
Proceeds from the sale of leases	6,429	—	—
Borrowings on long-term debt	314,663	246,716	252,860
Repayments of long-term debt	(344,307)	(255,743)	(248,412)
Borrowings on discounted lease rentals	—	3,951	12,190
Repayments of discounted lease rentals	(13,237)	(21,883)	(21,493)
Proceeds from sale of common stock	692	1,672	1,993

Net cash used for financing activities	(35,760)	(25,287)	(2,862)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	11	32	8

NET INCREASE (DECREASE) IN CASH FROM CONTINUING OPERATIONS	(3,566)	8,981	1,863
NET CASH FLOW FROM DISCONTINUED OPERATIONS	3,396	(6,875)	(2,093)
CASH, BEGINNING OF YEAR	2,106	—	230

CASH, END OF YEAR	$1,936	$2,106	$—

The accompanying notes are an integral part of these consolidated financial statements.

NORSTAN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Business:

     Norstan, Inc. (“Norstan” or the “Company”) is a full-service communications solutions and services company that delivers voice and data technologies and services, and remanufactured equipment to select corporate end-users and channel partners. Norstan also offers a full range of technologies for call center design, IP telephony/PBX, messaging, infrastructure, conferencing, and mobility. Norstan manages the operations of its subsidiaries, Norstan Communications, Inc., Norstan Canada, Ltd., Norstan Financial Services, Inc., Vibes Technologies, Inc., Norstan International, Inc., and Norstan-UK Limited. The Company is headquartered in Minneapolis, Minnesota with sales and services throughout North America. Norstan’s common stock is listed on the Nasdaq stock exchange under the symbol NRRD.

     Norstan drives its business by delivering legendary service through the installation of a broad array of technology platforms, software solutions and on-going system maintenance needs. The Company currently works with approximately 18,000 customers, drawing its customers from the banking/finance, healthcare, manufacturing, retail, government, education, utilities, finance/insurance and non-profit sectors. The Company derives revenues from technology service support sales to a broad channel of manufacturers, resellers and distributors and through partnerships with manufacturers offering best-in-class technology. Norstan also maintains a direct sales effort focused on Fortune 1000 companies, and an inside sales force focused on smaller opportunities. The Company’s remanufactured equipment segment supports Norstan’s customer base, channel partners, resellers and distributors with efficient and reliable resale services.

     To address the complex communication requirements of its customers, Norstan provides a broad range of products and services through three interrelated business segments: Communications Technology Solutions and Services, Resale Services, and Financial Services which accounted for 85.5%, 12.3%, and 2.2% of fiscal year 2002 revenues, respectively. Communications Technology Solutions and Services provides best-in-class technologies and services focused on selected enterprise customers throughout North America and technology implementation and support services for network providers, manufacturers, integrators, and resellers. Resale Services provides refurbished and re-certified voice and data products to end users. Financial Services supports the sales process by providing customers with customized financing alternatives.

Note 2 — Discontinued Operations

Network Services:

     On February 4, 2002, Norstan announced that it had entered into a definitive agreement to sell its Network Services business to NetWolves Corporation (NASDAQ: WOLV) for $7.5 million. The transaction was completed on July 11, 2002. Pursuant to the terms of the purchase agreement, $3.75 million was received at closing and the remaining $3.75 million is due one year from closing, evidenced by a non-interest bearing note. The Company expects to record a gain on this sale of approximately $2.5 to $3.0 million in its first quarter of fiscal 2003 based on the $3.75 million cash received. Any additional gains related to payments received on the promissory note will be recorded when collection is assured. Network Services provides multiple source long distance services and related consulting and professional services. Because of the sale of this business unit, Network Services results have been reported as discontinued operations for all periods presented.

Consulting:

     During fiscal 2001, Norstan divested its IT consulting business in order to focus on its core competencies of providing communications technology services and solutions to channel partners and direct enterprise customers. In addition to refocusing the Company’s strategy, lack of realized synergies between the Company’s communications and IT consulting businesses and recurring losses within the consulting business contributed to the decision to divest of this non-strategic business segment.

     Divestiture of the IT consulting business began on February 7, 2001 with the sale of the Company’s 75% interest in Connaissance Consulting to Connaissance’s founder. Terms of the sale required the payment of $3.0 million in cash at closing and delivery of promissory notes drawn in favor of the Company with an aggregate face amount of $13.0 million maturing on various dates, commencing on April 30, 2001 and ending December 31, 2005. As of April 30, 2002, $1.0 million had been collected on one of the notes and the remaining $12.0 million had been fully reserved for, including a charge of $5.0 million recorded during the fourth quarter of fiscal 2002 (see below).

     The divestiture concluded with the sale of Norstan Consulting on April 30, 2001 to a management group led by Norstan Consulting’s former President and the Company’s former Vice Chairman. Terms of the sale required the payment of $500,000 in cash at closing and delivery of a promissory note drawn in favor of the Company in the face amount of $1.5 million maturing on August 28, 2001. In addition, as part of the transaction, Norstan retained its rights to certain assets and assumed certain liabilities of Norstan Consulting. As of April 30, 2002, the promissory note had been paid in full.

     The results of these two business units have historically been reported as the Company’s “Consulting” business segment. With these sales, Consulting’s results are reported as discontinued operations for all periods presented.

Financial Information Related to Discontinued Operations:

     Net assets of discontinued operations include the following (in thousands):

	As of April 30,

	2002	2001

Assets:
Cash, accounts receivable and inventories	$1,571	$2,392
Net property and equipment	621	911
Notes receivable, prepaids and other assets	4,769	10,809
Liabilities:
Accounts payable	(1,487)	(3,676)
Accrued - Salaries & wages	(106)	(1,449)
Future lease obligations	(863)	(1,000)
Other liabilities	(423)	(1,409)

Net assets of discontinued operations	4,082	6,578
Less: Current portion (asset)/liability	(2,985)	1,882

	$1,097	$8,460

Summary operating results of the discontinued operations are as follows (in thousands):

	Years Ended April 30,

	2002	2001	2000

Revenues	$21,282	$67,590	$122,113
Cost of sales	14,437	52,655	90,598

Gross margin	6,845	14,935	31,515
Selling, general and administrative expenses	3,394	25,956	47,442
Restructuring charges	—	—	1,969
Writedown of goodwill	—	—	32,244

Operating income (loss)	3,451	(11,021)	(50,140)
Other income (expense), net	(1)	(66)	677

Net income (loss) before taxes	3,450	(11,087)	(49,463)
Income tax provision (benefit)	1,310	—	(5,468)

Net income (loss) from discontinued operations	$2,140	$(11,087)	$(43,995)

     In addition to the operating results above, the Company also recorded a $1.2 million loss on disposal of discontinued operations in fiscal 2002. The loss on disposal includes the following: (i) a pretax charge of $5.0 million ($3.1 million after tax) for an additional reserve on the remaining promissory note receivable from the sale of Connaissance Consulting, and (ii) a pretax gain of $3.0 million ($1.9 million after tax) from the arbitration settlement related to PRIMA Consulting (see Note 11 to the Consolidated Financial Statements). During the fourth quarter of fiscal 2002, the purchaser of Connaissance Consulting defaulted on payments then due.

Norstan held discussions with the purchaser, and, based upon these discussions and review of the purchaser’s financial position, management determined that a reserve was required for the remaining amount of the promissory note.

Note 3 — Summary of Significant Accounting Policies:

Principles of Consolidation:

     The accompanying consolidated financial statements include the accounts of Norstan and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory valuation, depreciable lives of property and equipment, warranty reserves, estimates of percentage completion under long-term contracts and others. Ultimate results could differ from those estimates.

Revenue Recognition:

     Within the Communications Technologies segment, Solutions’ revenues from the sale and installation of products and systems are recognized under the percentage-of-completion method of accounting for long-term contracts and Services’ revenues from maintenance service contracts, moves, adds, and changes, and network integration services, are recognized as the services are provided. Resale Services’ revenues are generated from the secondary equipment market are recognized upon performance of contractual obligations, which is generally upon installation or shipment. Financial Services’ revenues are recognized over the life of the related lease receivables using the effective interest method. In addition, Norstan grants credit to customers and generally does not require collateral or any other security to support amounts due, other than equipment originally leased.

Fair Value of Financial Instruments:

     Fair values of financial instruments, including long-term obligations, lease receivables and trade receivables, approximated their carrying values at April 30, 2002 and 2001 because of their short maturity or variable nature, except for discounted lease rentals for which book value was $13.5 million as compared to estimated fair value of $12.4 million as of April 30, 2002.

Inventories:

     Inventories include purchased parts and equipment and are stated at the lower of cost, determined on a first-in, first-out basis, or estimated realizable value.

Property and Equipment:

     Property and equipment are stated at cost and include expenditures that increase the useful lives of existing property and equipment. Maintenance, repairs and minor renewals are charged to operations as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in operations. Property and equipment is depreciated over the estimated useful lives of two to ten years under the straight-line method for financial reporting purposes. Accelerated methods of depreciation are used for income tax reporting.

     Pursuant to the requirements of Statement of Financial Accounting Standards No. 121 (“SFAS No. 121”), “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” in determining whether an impairment has occurred, the Company’s policy is to evaluate, at each balance sheet date, whether events and circumstances have taken place to indicate that the book value of the assets may not be recoverable. If such indicators were present, impairment would be assessed using estimates of undiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the book values of the assets, the assets would be written down to their estimated fair values. There were no such writedowns in fiscal 2002, 2001 or 2000.

Goodwill:

     On June 29, 2001, the Financial Accounting Standards Board approved two new statements, SFAS No. 141, “Business Combinations,” (“SFAS No. 141”) and SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”). Under SFAS No. 141, all business combinations will be accounted for under the purchase method beginning June 30, 2001. SFAS No. 142 includes requirements to test goodwill for impairment using a fair value approach, rather than amortizing the cost of goodwill over future periods. As a result, the Company’s amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of SFAS No. 142 in the first quarter of its fiscal year ending April 30, 2002. The Company has performed required tests regarding the realizability of the recorded goodwill and determined that no impairment charge is required as of April 30, 2002.

     The following tables set forth pro forma net income (loss) and earnings (loss) per share (in thousands except per share amounts):

	Years Ended April 30,

	2002	2001	2000

Net income (loss) as reported	$7,540	$(36,270)	$(68,949)
Add back: Goodwill amortization	—	503	545

Adjusted net income (loss)	$7,540	$(35,767)	$(68,404)

Earnings (loss) per share as reported (basic/diluted)	$0.62/$0.59	$(3.19)	$(6.37)
Goodwill amortization	—	0.04	0.05

Adjusted earnings (loss) per share (basic/diluted)	$0.62/$0.59	$(3.15)	$(6.32)

Foreign Currency:

     For Norstan’s foreign operations, assets and liabilities are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates prevailing during the year. Translation adjustments are recorded as a separate component of shareholders’ equity.

Income Taxes:

     Deferred income taxes are provided for differences between the financial statement carrying amounts and the tax basis of the Company’s assets and liabilities at currently enacted tax rates.

Earnings Per Share Data:

     The Company reports net income (loss) per share pursuant to the requirements of the Statement of Financial Accounting Standards No. 128 “Earnings per Share” (“SFAS No. 128”). SFAS No. 128 requires presentation of basic and diluted earnings (loss) per share (EPS). Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects potential dilution from outstanding stock options and other securities using the treasury stock method.

     A reconciliation of EPS calculations under SFAS No. 128 is as follows (in thousands, except per share amounts):

	Years Ended April 30,

	2002	2001	2000

Income (loss) from continuing operations	$6,640	$(21,145)	$(24,954)

Weighted average common shares outstanding — Basic	12,149	11,373	10,818
Dilutive effect of stock options	674	—	—

Weighted average common shares outstanding — Diluted	12,823	11,373	10,818

Income (loss) per share (continuing operations):
Basic	$0.55	$(1.86)	$(2.31)

Diluted	$0.52	$(1.86)	$(2.31)

     For the fiscal years ended April 30, 2001 and 2000, approximately 55,000 and 61,000 in-the-money common share equivalents have been excluded from the computation of diluted earnings per share, as required under SFAS No. 128, as the effect of their inclusion would be anti-dilutive.

Comprehensive Income:

     Norstan reports comprehensive income and its components pursuant to the requirements of SFAS No. 130, “Reporting Comprehensive Income”. This statement establishes standards for the reporting of comprehensive income and its components. For the Company, comprehensive income consists of net income (loss) adjusted for foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholders’ Equity.

Supplemental Cash Flow Information:

     Supplemental disclosure of cash flow information is as follows (in thousands):

	Years Ended April 30,

	2002	2001	2000

Cash paid for:
Interest	$6,345	$11,576	$8,073
Income taxes	$270	$149	$1,483

Recently Issued Accounting Standards:

     Statement of Financial Accounting Standards No. 133 (SFAS No. 133), “Accounting for Derivative Instruments and Hedging Activities”, was issued in June 1998 and amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of SFAS No. 133” to require adoption at the beginning of the Company’s fiscal year ended April 30, 2002. The standard requires every derivative to be recorded on the balance sheet as either an asset or liability measured at fair value with changes in the derivative’s fair value recognized in earnings unless specific hedge accounting criteria are met. The adoption of SFAS No. 133 on May 1, 2001 had no impact on the Company’s financial position or results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets To Be Disposed Of” and the accounting and reporting provisions of APB Opinion No. 30. The changes required by SFAS No. 144 resolve significant implementation issues related to SFAS No. 121 and improve financial reporting by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. The requirements of SFAS No. 144 also broaden the presentation of discontinued operations to include more disposal transactions. The Company will adopt SFAS No. 144 in fiscal 2003 and does not anticipate a significant impact from the adoption on its financial position or results of operations.

Note 4 — Restructuring Charges and Goodwill Writedown:

Restructuring Charges:

     During the fourth quarter of fiscal year 2001, Norstan recorded a restructuring charge of approximately $1.2 million relating to a workforce reduction and closure of certain facilities. This charge included the costs of severance relating to approximately seventy employees ($683,000) and lease terminations and other facility costs ($500,000) related to non-strategic businesses and for continued cost reductions in the Communications Technology businesses. At the end of fiscal 2002, the Company had principally executed these plans and all affected people had been terminated.

     During the second quarter of fiscal year 2000, Norstan recorded a restructuring charge of approximately $2.0 million related to its IT consulting business. The charge consisted of noncancelable lease obligations for branch offices which were closed ($1.0 million), software and other asset write-offs ($800,000), and severance costs relating to three employees ($200,000).

     During fiscal year 1999, Norstan recorded a restructuring charge of $1.5 million relating to a workforce reduction of approximately one hundred and twenty employees. This resource reduction, primarily in the communications business, was made to bring the Company’s expense structure in line with anticipated growth. The restructuring charge related to the costs of severance and other employment termination benefits.

     During fiscal years 2002, 2001 and 2000, payments totaling $1.2 million, $500,000 and $2.0 million, respectively, were charged against the restructuring reserves which were established as part of the above-described restructuring charges. At April 30, 2002, a reserve of approximately $863,000 remained for future payments to be made related to the fiscal 2001 restructuring charges principally related to future lease obligations. This reserve is included in the net assets of discontinued operations, as it relates to the former Consulting operations (see Note 2). The reserves related to the fiscal 2000 and 1999 charges have been fully utilized as of April 30, 2002.

Goodwill Writedown:

     In the fourth quarter of fiscal 2000, Norstan recorded a charge of $32.2 million, or $2.38 per diluted share, for the write-down of goodwill related to the 1996 purchase of Connect Computer Company and the 1997 purchase of PRIMA Consulting. Yearly amortization of such goodwill was approximately $2.7 million.

     This writedown resulted from management’s consideration of factors related to the performance of the Consulting segment, including operating losses and negative cash flows. Based on these considerations, the Company updated its operating and cash flow projections for the Consulting business. An analysis of the projected undiscounted future cash flows indicated that future recoverability of goodwill related to the Consulting operations was uncertain. Accordingly, an impairment charge was recorded.

     As discussed in Note 2, Norstan divested its Consulting business as of April 30, 2001. The writedown of goodwill and related amortization is included in discontinued operations.

Note 5 — Lease Receivables:

     Norstan financed customer equipment purchases in the amounts of $3.0 million, $26.4 million, and $32.5 million during the fiscal years ended April 30, 2002, 2001 and 2000, respectively. Leases are primarily accounted for as sales-type leases for financial reporting purposes.

     The components of lease receivables outstanding are summarized as follows (in thousands):

	As of April 30,

	2002	2001

Gross lease receivables	$27,718	$60,340
Residual values	4,682	7,971
Less:
Unearned income	(4,693)	(10,536)
Allowance for financing losses	(2,356)	(1,848)

Total lease receivables — net	25,351	55,927
Less — current maturities	(13,404)	(25,292)

Long-term lease receivables	$11,947	$30,635

     The aggregate amount of gross lease receivables maturing in each of the five years following April 30, 2002 is as follows (in thousands):

Years Ending April 30,	Amount

2003	$13,499
2004	7,777
2005	4,492
2006	1,780
2007 and thereafter	170

$27,718

Note 6 — Debt Obligations:

Long-Term Debt:

     Long-term debt consists of the following (in thousands):

	As of April 30,

	2002	2001

Bank financing:
Revolving credit facility	$20,427	$16,745
Term loans	9,000	38,455
Capital lease obligations and other long-term debt	240	4,015

Total long-term debt	29,667	59,215
Less — current maturities	(4,127)	(21,015)

	$25,540	$38,200

Bank Financing:

     On July 12, 2002, Norstan entered into a new $30.0 million credit agreement with certain banks consisting of the following components: A) a $21.0 million revolving line of credit, with availability based on eligible receivables and inventory, as defined, and B) a $9.0 million term loan with quarterly payments of $1.0 million beginning October 25, 2002. The revolving line matures on June 28, 2004 and the term note matures on October 29, 2004. The term note is subject to certain prepayment provisions in the event the Company receives cash from the collection of the promissory note related to the sale of Network Services. The agreement also provides that if the term loan is paid to an amount less than $5.0 million, the Company has an option to increase the revolving commitment amount to $25.0 million provided accounts receivable and inventory levels support such an increase.

     The revolving facility and term loan bear interest at the bank’s reference rate plus 1.0% or Eurodollar rate advance plus 3.0% through January 31, 2003 with provisions for future rate reductions if Norstan meets certain financial targets. Annual commitment fees range from .375% to .25%. Under this agreement the Company is required to maintain minimum levels of EBITDA and achieve certain other financial ratios.

     Norstan’s former credit agreement consisted of the following: (i) $20.0 million term loan A with monthly payments through June 28, 2002, (ii) $15.4 million term loan B with monthly payments due to begin on July 31, 2002 maturing on December 31, 2002, and (iii) up to a $30.0 million revolving line of credit based on the Company’s level of receivables and inventory, as defined. The revolving line of credit and term loan A bore interest at the banks’ reference rate (4.75% at April 30, 2002 and 7.5% at April 30, 2001) plus 2.5%, while term loan B bore interest at the banks’ reference rate plus 4.0%. Borrowings under this agreement were $29.4 million and $55.2 million as of April 30, 2002 and 2001, respectively. The Company was required to maintain minimum levels of EBITDA and achieve certain other financial ratios. The Company was in compliance with or has obtained the appropriate waivers for such requirements as of April 30, 2002. Under the terms of the former credit agreement, the lenders were entitled to 489,545 warrants to purchase shares of the Company’s common stock, which were issued at various prices between $0.94 and $2.80 per share. These warrants were recorded at their estimated fair value at their respective dates of issuance, with the resulting costs being charged to expense (approximately $323,000 in fiscal 2001 and $155,000 in fiscal 2002).

     Management of the Company believes that a combination of cash expected to be generated from operations, borrowing capacity available under the financing arrangements discussed above, and cash received or expected to be received from collection of promissory notes and other transactions will be adequate to meet the anticipated liquidity and capital resource requirements of its business through at least April 30, 2003. However, there can be no assurance that these plans will be successful.

Note 7 — Discounted Lease Rentals:

     NFS and NCDA utilize their lease receivables and corresponding underlying equipment to borrow funds from financial institutions at fixed rates on a nonrecourse basis by discounting the stream of future lease payments. Proceeds from discounting are recorded on the consolidated balance sheet as discounted lease rentals. Interest rates on these credit agreements range from 6% to 8% and payments are generally due in varying monthly installments through November 2005.

     Discounted lease rentals consisted of the following (in thousands):

	As of April 30,

	2002	2001

Total discounted lease rentals	$13,525	$26,794
Less — current maturities	(7,230)	(13,242)

	$6,295	$13,552

     Aggregate maturities of discounted lease rentals as of April 30, 2002 are as follows (in thousands):

Years Ending April 30,	Amount

2003	$7,230
2004	3,722
2005	2,162
2006	411

$13,525

Note 8 — Income Taxes:

     The domestic and foreign components of income (loss) from continuing operations before the provision (benefit) for income taxes are as follows (in thousands):

	Years Ended April 30,

	2002	2001	2000

Domestic	$(3,016)	$(19,439)	$(31,840)
Foreign	720	(1,706)	(4,722)

	$(2,296)	$(21,145)	$(36,562)

     The provision (benefit) for income taxes consisted of the following (in thousands):

	Years Ended April 30,

	2002	2001	2000

Current
Domestic	$(1,006)	$—	$(254)
Foreign	150	—	—

	(856)		(254)
Deferred
Domestic	(8,761)	—	(16,020)
Foreign	1,232	—	(802)

	(7,529)	—	(16,822)

Provision (benefit) for income taxes	$(8,385)	$—	$(17,076)

     Total income tax expense (benefit) for fiscal years 2002, 2001 and 2000 was a benefit of $8.4 million, $0 and $17.1 million, respectively, allocated as follows:

	Years Ended April 30,

	2002	2001	2000

Income from continuing operations	$(8,936)	$—	$(11,608)
Discontinued operations	1,311	—	(5,468)
Loss on disposal of discontinued operations	(760)	—	—

Total increase tax expense (benefit)	$(8,385)	$—	$(17,076)

     The differences between taxes provided at the Company’s effective tax rate and income taxes computed using the federal statutory rate were as follows:

	Years Ended April 30,

	2002	2001	2000

Federal income taxes	$(288)	$(12,694)	$(30,108)
State income taxes, net of federal tax benefit	(34)	(1,813)	(4,301)
Goodwill and other, net	177	456	17,333
Valuation allowance	(8,240)	14,051	—

	$(8,385)	$—	$(17,076)

     As a result of Norstan recording a tax benefit in fiscal year 2002, the Company will begin to record a tax provision on earnings in fiscal 2003 in the range of a 38.0% to 39.0% effective tax rate.

     The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows as of April 30 (in thousands):

	2002	2001

Accelerated depreciation	$(56,753)	$(55,540)
Capital and operating leases	49,737	48,790
Reserves and allowances	4,037	5,992
Net operating loss carryforward — U.S	10,278	20,375
Net operating loss carryforward — Canada	1,094	1,094
Net capital loss carryforward	608	608
Valuation allowances	(1,702)	(11,302)
Other, net	5,293	2,022

Net deferred taxes	$12,592	$12,039

     During the fourth quarter of fiscal 2002, Norstan recorded an $8.9 million income tax benefit reflecting the reduction of its valuation allowance related to its U. S. net operating loss carryforwards. The reduction of the allowance was mainly due to the recently enacted U.S. federal five-year net operating loss carryback rules (resulting in a $7.7 million federal tax refund which was received in June 2002), fiscal 2002 taxable income, and the Company’s estimate of future operating earnings.

     The remaining valuation allowance has been provided for the Company’s capital loss carryforward which expires in fiscal 2006, and the Company’s Canadian net operating loss carryforwards which expire through fiscal 2008. As of April 30, 2002, Norstan does not believe it is more likely than not that these tax assets will be realized.

     Realization of the remaining net deferred tax assets is dependent on the Company’s ability to generate sufficient future taxable income. With the execution of the Company’s 2002 operating plan and management’s expectations for 2003 and beyond, Norstan believes that it is more likely than not that the recorded asset will be realized. Should the Company’s operating strategies fail to produce sufficient taxable income in the future, Norstan would record an additional valuation allowance in the appropriate future reporting period, as required by generally accepted accounting principles. The Company’s U.S. net operating loss carryforwards expire from 2020 to 2021.

Note 9 — Stock Options and Stock Plans:

     The 1986 Long-Term Incentive Plan of Norstan, Inc. (“1986 Plan”) provided for the granting of non-qualified stock options, incentive stock options and restricted stock. The 1986 Plan, as amended in fiscal year 1994, provided for a maximum of 1,600,000 shares to be granted to key employees in the form of stock options or restricted stock. As of September 20, 1995, with the adoption of a successor plan, no additional grants will be issued under the 1986 Plan.

     The Norstan, Inc. 1995 Long-Term Incentive Plan (“1995 Plan”) permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights and restricted stock, providing for a maximum of 3,400,000 shares to be granted as performance awards and other stock-based awards. Stock options are granted at a price equal to the market price on the date of grant, are generally exercisable at 33% per year and expire after ten years. At April 30, 2002, 1,325,023 shares were available for future grants.

     The Restated Non-Employee Directors’ Stock Plan (“Directors’ Plan”) provides for a maximum of 500,000 shares to be granted. As determined by the Board of Directors, options for 20,000 shares are to be granted to each non-employee director of the Company upon election and are generally exercisable over 4 years. Additional discretionary stock options may be awarded upon board approval and are generally exercisable immediately. All options are granted at a price equal to the market price on the date of grant and expire after ten years. In addition, the Directors’ Plan provides for the payment of an annual retainer to each non-employee director on the date of each annual meeting of shareholders. As of April 30, 2002, 65,470 shares had been issued as annual retainers and 67,030 shares were available for future grant/payment under the Directors’ Plan.

     Shares subject to option are summarized as follows:

	1995 Plan		1986 Plan		Directors' Plan

		Weighted		Weighted		Weighted
	Stock	Average	Stock	Average	Stock	Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price

Balance — April 30, 1999	1,218,777	$18.91	54,800	$10.66	70,500	$14.27
Options granted	1,198,400	7.94	—	—	24,000	8.10
Options canceled	(1,045,217)	14.97	(6,000)	6.88	—	—
Options exercised	(2,300)	5.62	(4,800)	4.25	—	—

Balance — April 30, 2000	1,369,660	$12.34	44,000	$11.88	94,500	$12.70
Options granted	1,191,950	2.04	—	—	100,000	3.86
Options canceled	(637,585)	9.12	(4,000)	11.88	—	—
Options exercised	(1,150)	1.11	—	—	—	—

Balance — April 30, 2001	1,922,875	$7.04	40,000	$11.88	194,500	$8.15
Options granted	95,500	2.92	—	—	45,000	3.74
Options canceled	(586,325)	13.63	(5,000)	11.88	—	—
Options exercised	(30,025)	1.26	—	—	—	—

Balance — April 30, 2002	1,402,025	$3.39	35,000	$11.88	239,500	$7.32

Options exercisable at:
April 30, 2000	332,668	$14.35	34,000	$11.88	82,500	$11.63

April 30, 2001	852,034	$7.97	40,000	$11.88	154,500	$8.14

April 30, 2002	826,447	$4.47	35,000	$11.88	199,500	$7.61

Additional information regarding options outstanding/exercisable at April 30, 2002 is as follows:

				Weighted	Weighted
			Weighted	Average	Average	Weighted
	Number of		Average	Remaining	Remaining	Average
	Options	Exercise	Exercise	Contractual	Contractual	Exercise
	Outstanding	Price Range	Price	Life	Life	Price

1995 Plan
	578,275	$1.11 - $1.95	$1.15	8.89 years	364,571	$1.12
	348,350	$2.03 - $3.95	$3.19	8.60 years	137,090	$3.29
	475,400	$4.71 - $24.00	$8.43	7.43 years	324,786	$8.72

	1,402,025	$1.11 - $24.00	$3.39	8.32 years	826,447	$4.47

1986 Plan	35,000	$11.88	$11.88	3.11 years	35,000	$11.88

Directors’ Plan	105,000	$1.11- $4.77	$3.28	8.96 years	92,000	$3.21
	84,000	$5.09 - $9.00	$6.62	6.18 years	60,000	$7.18
	50,500	$12.50 - $20.06	$16.89	4.71 years	47,500	$16.69

	239,500	$1.11 - $20.06	$7.32	7.09 years	199,500	$7.61

     The Company has awarded restricted stock grants to selected employees under the 1986 Plan and the 1995 Plan. Recipients of restricted stock awards under these plans were not required to make any payments for the stock or provide consideration other than the rendering of services. Shares of stock awarded under the plans are subject to certain restrictions on transfer and all or part of the shares awarded to an employee may be subject to forfeiture upon the occurrence of certain events, including termination of employment. Through April 30, 2002, 140,706 shares and 996,216 shares have been awarded under the 1986 Plan and the 1995 Plan, respectively. The fair market value of the shares granted under these plans is generally amortized over a three-year period. Amortization of $683,000, $669,000, and $104,500 has been charged to operations in 2002, 2001 and 2000, respectively.

     The Company has an Employee Stock Purchase Plan (the “2000 Employee Stock Plan”) that allows employees to set aside up to 10% of their earnings for the purchase of shares of the Company’s common stock. Effective January 1, 2000, the 2000 Employee Stock Plan allows for quarterly share purchases at a price equal to the lesser of the closing market price of the Company’s stock on the first or last day of each calendar quarter. During fiscal 2002, 103,313 shares were issued under this plan and at April 30, 2002, 402,889 shares were available for future issuance. This plan was suspended as of April 1, 2001 due to lack of available shares. Norstan reinstated the plan as of October 1, 2001 with shareholder approval of an additional 500,000 shares being made available for the 2000 Employee Stock Plan.

     Norstan applies APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying statements of operations. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company’s net income (loss) (in thousands) and net income (loss) per common share would have decreased to the following pro forma amounts:

	Years Ended April 30,

	2002	2001	2000

Net income (loss):
As reported	$7,540	$(36,270)	$(68,949)
Pro forma	$6,816	$(38,014)	$(69,444)
Net income (loss) per common share:
As reported
Basic	$0.62	$(3.19)	$(6.37)
Diluted	$0.59	$(3.19)	$(6.37)
Pro forma
Basic	$0.56	$(3.34)	$(6.42)
Diluted	$0.53	$(3.34)	$(6.42)

     The weighted average fair values of options granted and Employee Stock Plan shares were as follows:

			Directors'	Employee
	1995 Plan	1986 Plan	Plan	Stock Plan

Fiscal 2000 grants	$3.77	N/A	$3.91	$2.69
Fiscal 2001 grants	$2.04	N/A	$3.86	$1.63
Fiscal 2002 grants	$2.91	N/A	$3.74	$4.00

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the weighted-average assumptions used for grants in each fiscal year as follows:

	Years Ended April 30,

	2002	2001	2000

Risk-free interest rate	3.47%	5.29%	5.87%
Expected life of options	7 years	7 years	7 years
Expected life of Employee Stock Plan shares	1 year	1 year	1 year
Expected volatility	167%	66%	44%
Expected dividend yield	N/A	N/A	N/A

Note 10 — 401(k) Plans:

     Norstan has 401(k) profit-sharing plans (the “401(k) Plans”) covering substantially all full-time employees. As of January 1, 2002, eligible employees may elect to defer up to 30% of their eligible compensation (previously 15%). The Company may make discretionary matching contributions on a portion of this deferral and/or qualified nonelective contributions to employee accounts. Company contributions to the 401(k) Plans were $2,295,000, $2,208,000 and $2,771,000 for the years ended April 30, 2002, 2001 and 2000, respectively.

Note 11 — Commitments and Contingencies:

Legal Proceedings:

     Norstan is involved in legal actions in the ordinary course of its business. Although the outcomes of any such legal actions cannot be predicted, in the opinion of management there is no legal proceeding pending against or involving Norstan for which the outcome is likely to have a material adverse effect upon the business, operating results and financial condition of the Company.

     On February 25, 2002, Norstan was awarded $7.2 million resulting from a claim before the American Arbitration Association against the former owner of PRIMA Consulting (“PRIMA”) which claims arise out of the Company’s September 1997 acquisition of PRIMA. Subsequently, Norstan reached a settlement with Mr. Michael Vadini. The settlement provides that Norstan receive $3.0 million in cash, a promissory note issued by Mr. Vadini for $1.0 million to be paid in monthly installments beginning in June 2002, and certain real properties. As a result of the settlement, Norstan recorded a $3.0 million gain in the fourth quarter of fiscal 2002, based on cash received. Norstan recorded a full reserve against the real property and the promissory note and will record any future gains on the sale of the real properties and collection of the promissory note as amounts are assured of realization.

     In May 2000, Norstan was sued in the U.S. District Court for the District of Minnesota by a former sales representative who claims he is owed $458,675 in additional commissions. On July 26, 2001, the U.S. District Court entered summary judgment in favor of the former sales representative and against Norstan. The Company believes the ruling is in error and has filed an appeal. However, there can be no assurance that the Company will be successful in its appeal. Management believes that the April 30, 2002 consolidated financial statements adequately reflect Norstan’s exposure under this lawsuit.

Operating Lease Commitments:

     Norstan and its subsidiaries conduct a portion of their operations in leased facilities. Most of the leases require payment of maintenance, insurance, taxes and other expenses in addition to the minimum annual rentals. Lease expense, as recorded in the accompanying consolidated statements of operations, was $8,310,000, $8,170,000 and $12,890,000 in fiscal years 2002, 2001, and 2000, respectively.

     Future minimum lease payments under noncancelable leases with initial or remaining terms of one year or more were as follows at April 30, 2002 (in thousands):

Years Ending April 30,	Amount

2003	$6,856
2004	5,048
2005	3,977
2006	3,027
2007	2,148
Thereafter	8,692

$29,748

Vendor Agreements:

     Norstan has been a distributor of Siemens communication equipment since 1976 and is Siemens’ largest independent distributor in North America. The term of the current distributor agreement with Siemens, signed in January 1999, is five years. Norstan and Siemens have also renewed an agreement through July 27, 2003 under which Norstan is an authorized agent for the refurbishment and sale of previously owned Siemens equipment.

Shareholder Rights Plan:

     Norstan has a shareholder rights plan, as amended in March 2001 (the “Plan”), which expires in 2008. Under the Plan, shareholders are deemed the owners of “Rights” attaching to each share of common stock. Generally, upon any person (an “Acquiring Person”) becoming the owner of 15% or more of the issued and outstanding shares of the Company’s common stock (a “Stock Acquisition Date”), each Right will enable the holder to purchase an additional share of the Company’s common stock at a price equal to 50% of the then current market price. In the event that the Company is acquired in a merger or other business combination transaction where Norstan is not the surviving corporation or 50% or more of the Company’s assets or earnings power is sold, each Right entitles the holder to receive, upon exercise of the Right at the then current purchase price of the Right, common stock of the acquiring entity that has a value of two times the purchase price of the Right. The Plan also authorizes Norstan, under certain circumstances, to redeem the Rights at a redemption price of $0.01 per Right and, following any Stock Acquisition Date, to exchange one share of the Company’s common stock for each Right held by a shareholder other than an Acquiring Person.

Note 12 — Business Segments and Geographic Areas:

     The Company delivers its products and services through three business units, Communications Technology Solutions and Services, Resale Services and Financial Services, which accounted for 85.5%, 12.3% and 2.2% of Norstan’s fiscal year 2002 revenues, respectively. Communications Technology Solutions offerings include customer contact (call centers), collaboration (conferencing and messaging), converged communication (IP telephony and PBX systems), infrastructure (cabling, wiring, sound and signal), and mobility. Communications Technology Services offerings include project consulting, project management, installation, system monitoring and support services maintenance. Resale Services offers remanufactured communications and data equipment. Financial Services supports the sales process by providing customized financing alternatives.

     In fiscal year 2001, Norstan changed its reportable operating segments to reflect how it evaluates its operating performance and allocates resources. Prior to fiscal year 2001, the Company’s reportable segments included Consulting, Communications and Financial Services. As of April 30, 2001, Norstan divested its IT consulting business (see Note 2). Accordingly, the net assets and operating results have been reported as discontinued operations. In addition, beginning in the fourth quarter of fiscal 2002, Norstan began reporting its Network Services segment as discontinued operations as well (see Note 2).

     The Company’s disclosures under the requirements of SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information,” are as follows:

	Communications
	Technology				Discontinued
	Solutions and	Resale	Financial		Operations
	Services	Services	Services	Corporate*	(See Note 2)	Total

2002:
Revenue	$211,568	$30,402	$5,527	$—	$—	$247,497
Operating income (loss)	(2,595)	3,080	1,455	—	—	1,940
Depreciation and amortization	8,882	702	5	4,374	—	13,963
Identifiable assets	56,573	10,251	24,415	27,865	3,461	122,565
Capital expenditures (net)	3,413	17	—	1,668	—	5,098

2001:
Revenue	$233,700	$26,250	$9,570	$—	$—	$269,520
Operating income (loss)	(15,680)	1,638	2,039	—	—	(12,003)
Depreciation and amortization	10,047	455	10	4,949	—	15,461
Identifiable assets	65,566	11,236	52,224	32,023	6,578	167,627
Capital expenditures (net)	3,853	1,739	—	1,876	—	7,468

2000:
Revenue	$262,325	$25,971	$8,904	$—	$—	$297,200
Operating income (loss)	(36,137)	2,867	3,101	—	—	(30,169)
Depreciation and amortization	9,840	98	9	6,049	—	15,996
Identifiable assets	93,328	6,950	65,997	53,039	17,592	236,906
Capital expenditures (net)	5,994	84	13	2,982	—	9,073

* All corporate costs are allocated to continuing segments based on relative revenues of each segment.

     The following table sets forth Norstan’s revenues, net income (loss) from continuing operations and consolidated asset information by geographic area as of and for the years ended April 30 (in thousands):

	2002	2001	2000

Revenues:
United States	$226,800	$238,317	$265,576
Canada	20,697	31,203	31,624

	$247,497	$269,520	$297,200

Income (loss) from continuing operations:
United States	$5,920	$(19,439)	$(21,037)
Canada	720	(1,706)	(3,917)

	$6,640	$(21,145)	$(24,954)

Assets:
United States	$112,338	$153,710	$216,266
Canada	10,227	13,917	20,640

	$122,565	$167,627	$236,906

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORSTAN, INC.

	By:	/s/ Scott G. Christian Scott G. Christian Executive Vice President and Chief Financial Officer

Dated: February 3, 2003

EXHIBIT INDEX

Exhibit
Number	Description

23(a)	Independent auditors’ consent
99(a)	Press release dated February 3, 2003 issued by Norstan, Inc.